EXHIBIT 99.1

Contact:
Karen Chang
Senior Vice President &

Chief Financial Officer

Phone: (215) 564-5900
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. ANNOUNCES PROPOSED RESTRUCTURING AND FILES 2007 FORM 10-K

PHILADELPHIA, PA MARCH 31, 2008 – An affiliated company of Luminent Mortgage Capital, Inc. (NYSE: LUM) filed a Form S-4 registration statement with the Securities and Exchange Commission on Friday, March 28, 2008 with respect to the Company’s proposed conversion to a publicly traded partnership and other matters. In addition, the Company filed its Form 10-K for the year ended December 31, 2007 on Friday, March 28, 2008.

The Company believes that maintaining its qualification as a real estate investment trust, or REIT, is no longer beneficial to it or its stockholders. Accordingly, the Company’s board of directors has approved a restructuring whereby the Company will convert from a Maryland corporation qualified as a REIT to a Delaware limited liability company that would be considered a publicly traded partnership taxable as a partnership, or PTP.

The Company believes that the restructuring is in the best interests of its stockholders, and that since the PTP will not be required to comply with the REIT income and asset tests and distribution requirements, it will significantly enhance its flexibility for investment diversification and cash management. In addition, following the restructuring, the PTP plans to diversify and offer fee-based services, including credit risk management, asset management advisory services and sub-manager services for investment funds. These fee-based activities generally will be conducted through corporate subsidiaries that would be subject to corporate income tax.

The restructuring is subject to stockholder approval and, if approved, it is expected that the restructuring will be completed in the second quarter of 2008. The proposed restructuring will result in each share of currently issued and outstanding Luminent Mortgage Capital, Inc. common stock being exchanged for one-third of a newly issued common share of the PTP.

The Company’s Form 10-K filing as well as Luminent LLC’s Form S-4 filing can be found on Luminent’s website at: http://www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that Luminent may experience unanticipated margin calls, that the collateral securing its indebtedness may become illiquid with a resulting drop in value, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

ADDITIONAL INFORMATION

Luminent LLC has filed a Form S-4 registration statement with the SEC, which contains a preliminary proxy statement/prospectus relating to the Company’s 2008 annual meeting of stockholders and other relevant documents in connection with the proposed restructuring. The definitive proxy statement/prospectus will be mailed to the stockholders of the Company when it becomes available. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The contents of this press release is qualified in its entirety to the appropriate documents filed with the SEC on Form 10-K and Form S-4 referenced above.

The proxy statement/prospectus and other relevant materials, when they become available, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents by contacting Karen Chang, Luminent Mortgage Capital, Inc., One Commerce Square, 21st floor, 2005 Market Street, Philadelphia, PA 19103; telephone: (215) 564-5900.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning such participants’ ownership of the Company’s common stock will be set forth in the proxy statement/prospectus when it becomes available. This communication does not constitute an offer of any securities for sale.